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                                                                     EXHIBIT 1.1


                                                                  EXECUTION COPY

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                                  CINERGY CORP.


                            (a Delaware corporation)


                               CC FUNDING TRUST I


                           (a Delaware business trust)




                            5,500,000 FELINE PRIDES-SM-
               (Initially Consisting of 5,500,000 Income PRIDES-SM-)






                               PURCHASE AGREEMENT






                            Dated: December 12, 2001

-SM- Trademark of Merrill Lynch & Co., Inc.


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                                  Cinergy Corp.
                            (A Delaware Corporation)

                               CC Funding Trust I
                           (A Delaware Business Trust)

                           5,500,000 FELINE PRIDES-SM-
              (Initially consisting of 5,500,000 Income PRIDES)-SM-

                               PURCHASE AGREEMENT


   New York, New York
   December 12, 2001

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
Banc of America Securities LLC
Goldman, Sachs & Co.
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
AS THE SEVERAL UNDERWRITERS NAMED HEREIN,
c/o Merrill Lynch & Co.
         Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated
         4 World Financial Center
         North Tower
         New York, New York 10080


Ladies and Gentlemen:

                  Cinergy Corp., a Delaware corporation (the "Company"), and CC Funding Trust I (the "Trust" and together with the Company, the "Offerors"), a Delaware statutory business trust formed under the Business Trust Act (the "Delaware Act") of the state of Delaware (Chapter 38, Title 12 of the Delaware Code, 12 Del. (Sections 3801 et seq.)), confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Banc of America Securities LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc. and Lehman Brothers Inc. as underwriters (collectively, the "Underwriters"), with respect to the issue and sale by the Offerors and the purchase by the Underwriters of 5,500,000 FELINE PRIDES (the "Initial Securities"). Each FELINE PRIDES initially will consist of a unit (referred to as "Income PRIDES") with a stated amount of $50 (the "Stated Amount") comprised of (a) a stock purchase contract (the "Purchase Contract") under which (i) the holder will agree to purchase from the Company on February 16, 2005 (the "Purchase Contract Settlement Date"), a number of

     "FELINE PRIDES," "Income PRIDES" and "Growth PRIDES" are service marks of Merrill Lynch & Co., Inc.

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shares of common stock, $0.01 par value, of the Company (the "Common Stock")
equal to the Settlement Rate (as defined in the Purchase Contract Agreement referred to below) and (ii) the Company will pay to the holder contract adjustment payments of 2.60% of the Stated Amount, and (b) a 6.90% Preferred Trust Security of the Trust (the "Preferred Trust Security"), having a stated liquidation amount of $50. The Company and the Trust also propose to grant to the Underwriters an option to purchase up to 825,000 additional FELINE PRIDES (the "Option Securities" and together with the Initial Securities, the "Securities"), as described below in Section 2, to cover over-allotments.

                  Capitalized terms used herein without definition shall be used as defined in the Prospectus (as defined below).

                  In accordance with the terms of the Purchase Contract Agreement, to be dated as of December 18, 2001 (the "Purchase Contract Agreement"), between the Company and The Bank of New York, as purchase contract agent (the "Purchase Contract Agent"), the Preferred Trust Securities constituting a part of the Securities will be pledged by the Purchase Contract Agent, on behalf of the holders of the Income PRIDES, to JPMorgan Chase Bank, as collateral agent (the "Collateral Agent"), pursuant to the Pledge Agreement, to be dated as of December 18, 2001 (the "Pledge Agreement"), among the Company, the Purchase Contract Agent and the Collateral Agent, to secure the holders' obligations to purchase Common Stock under the Purchase Contracts. The shares of Common Stock issuable pursuant to the Purchase Contracts are hereinafter called the "Shares." The rights and obligations of a holder of Securities in respect of Preferred Trust Securities, subject to the pledge thereof, and Purchase Contracts will be evidenced by Security Certificates (the "Security Certificates") to be issued pursuant to the Purchase Contract Agreement.

                  The Company will guarantee the Preferred Trust Securities with respect to distributions and payments upon liquidation, redemption and otherwise (the "Preferred Trust Securities Guarantee") pursuant to the Preferred Trust Securities Guarantee Agreement, to be dated as of December 18, 2001 (the "Preferred Trust Securities Guarantee Agreement"), executed and delivered by the Company and The Bank of New York, as trustee (the "Guarantee Trustee"), for the benefit of the holders from time to time of the Preferred Trust Securities. All of the proceeds from the sale of the Preferred Trust Securities will be aggregated with the proceeds from the sale by the Trust to the Company of its common trust securities (the "Common Trust Securities" and together with the Preferred Trust Securities, the "Trust Securities") and used by the Trust to purchase the Senior Deferrable Notes due 2007 (the "Senior Notes") of the Company.

                  The Preferred Trust Securities and the Common Trust Securities will be issued pursuant to the amended and restated declaration of trust of the Trust, to be dated as of December 18, 2001 (the "Declaration"), among the Company, as sponsor, R. Foster Duncan, Jerome A. Vennemann and Wendy L. Aumiller (the "Administrative Trustees"), The Bank of New York, as property trustee (the "Property Trustee"), and The Bank of New York (Delaware) (the "Delaware Trustee" and together with the Property Trustee and the Administrative Trustees, the "Trustees"), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Senior Notes will be issued pursuant to the Indenture, dated as of September 12, 2001, between the Company and Fifth Third Bank, as trustee (the "Trustee"), pursuant to a Second


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Supplemental Indenture (the "Supplemental Indenture"; such Indenture as so amended and supplemented is herein referred to as the "Indenture").

                  Pursuant to a Remarketing Agreement (the "Remarketing Agreement") to be dated as of December 18, 2001, between the Company, the Trust, the Purchase Contract Agent and Merrill Lynch, certain Preferred Trust Securities and, if applicable, certain Senior Notes, may be remarketed, subject to certain terms and conditions set forth in the Remarketing Agreement.

                  As used in this Agreement, the term "Operative Documents" means this Agreement, the Purchase Contract Agreement (including the Purchase Contracts), the Pledge Agreement, the Preferred Trust Securities Guarantee Agreement, the Remarketing Agreement, the Senior Notes, the Indenture and the Declaration.

                  The Company and the Trust have filed with the Securities and Exchange Commission (hereinafter called the "Commission") a registration statement on Form S-3 (File No. 333-74086 and 333-74086-1) covering the registration of securities of the Company and the Trust, including the Securities, with a maximum aggregate offering price of $800,000,000, under the Securities Act of 1933, as amended (the "1933 Act"). Such registration statement was declared effective by the Commission on December 6, 2001 and each of the Declaration, the Indenture and the Preferred Trust Securities Guarantee Agreement have been duly qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). Such registration statement in the form in which it became effective is referred to herein as the "Registration Statement." "Basic Prospectus" means the prospectus included in the Registration Statement. The Basic Prospectus as supplemented by the prospectus supplement dated December 12, 2001 (the "Prospectus Supplement") relating to the Securities in the form first used to confirm sales of the Securities is hereafter referred to as the "Prospectus."

                  All references in this Agreement to financial statements and schedules and other information that is "contained," "included" or "stated" in the Registration Statement or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), that is incorporated by reference in the Registration Statement or Prospectus, as the case may be.

                  The Offerors are advised by you that the Underwriters propose to make a public offering of the Securities as soon after the execution of this Agreement as in your judgment is advisable. The Company is further advised by you that the offering price per Security to the public will be $50 (the "public offering price"). Any Underwriter may allow, and dealers may reallow, a concession not in excess of $0.90 per security, to certain other dealers. As compensation to the Underwriters for their commitments hereunder, and in view of the fact that the Trust will purchase the Senior Notes, the Company hereby agrees to pay at the Closing Time to the Underwriters for the accounts of the several Underwriters, a commission in the amount of $1.50 per Security (the "Underwriting Commission").


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                  SECTION 1. REPRESENTATIONS AND WARRANTIES BY THE OFFERORS. The
Offerors represent and warrant to each Underwriter as of the date hereof and agree with each Underwriter as follows:

                           (a) The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceeding for that purpose has been instituted or is pending or, to the knowledge of the Company and the Trust, is contemplated by the Commission, and any request by the Commission for additional information has been complied with. In addition, each of the Declaration, the Preferred Trust Securities Guarantee Agreement and the Indenture has been duly qualified under the 1939 Act.

                           (b) At the time the Registration Statement became effective, it complied in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder (the "1933 Act Regulations") and did not contain any untrue statements of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus, at the Closing Time and at each Date of Delivery, if any, neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any preliminary prospectus delivered to the Underwriters for use in connection with the offering of the Securities and the Prospectus will, at the time of delivery to the Underwriters, be identical in all material respects to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T, except that the representations and warranties in this paragraph shall not apply to statements in or omissions from the Registration Statement or Prospectus, or any preliminary prospectus, made in reliance upon and in conformity with information furnished to the Offerors in writing by any Underwriter expressly for use therein.

                           (c) The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations").

                           (d) The financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries as at the dates indicated and the results of operations, common stock equity and cash flows of the Company and its consolidated subsidiaries for the periods specified in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved.


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                           (e) Since the respective dates as of which
         information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has been no material adverse change or any development involving a prospective material adverse change in the financial condition, earnings or business affairs of the Company and its subsidiaries considered as one enterprise (a "Material Adverse Change"); and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material change in the capital stock (other than upon exercise of outstanding stock options or upon conversion of convertible securities outstanding on the date of the most recent balance sheet included in the Prospectus or pursuant to the Company's employee or director compensation and benefit plans or the Company's direct stock purchase and dividend reinvestment plan) or long-term debt of the Company and its subsidiaries.

                           (f) The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware, with full power and authority to own, lease and operate its property and conduct its businesses as described in the Prospectus. The Company is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business conducted by it or the location of the properties owned or leased by it make such qualification necessary. The Company has full power to execute and deliver and perform its obligations under this Agreement and each of the Operative Documents to which it is a party.

                           (g) Each of The Cincinnati Gas & Electric Company and PSI Energy, Inc., each a wholly-owned subsidiary of the Company, and any other significant subsidiary of the Company (as such term is defined in Rule 1-02 of Regulation S-X) (the "Significant Subsidiaries") is a corporation duly incorporated and existing in good standing under the laws of its jurisdiction of incorporation and, except as may be limited by state and federal environmental laws and regulations, has full power and authority to conduct the businesses in which it is engaged and to own and operate the properties in use in such businesses.

                           (h) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Registration Statement and Prospectus, to issue the Preferred Trust Securities and the Common Trust Securities and to enter into and perform its obligations under this Agreement and each of the Operative Documents to which it is a party. The Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus. The Trust is classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

                           (i) Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the


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         Company or any Significant Subsidiary is subject (collectively,
         "Agreements and Instruments") except for such defaults that would not constitute a Material Adverse Change. The execution, delivery and performance of this Agreement will not conflict with or constitute a breach of, or a default under, any material contract or instrument to which the Company is a party or by which the Company is bound except such as would not constitute a Material Adverse Change; nor will such action result in a violation of the provisions of the Company's Certificate of Incorporation or bylaws, as amended, or any applicable law, rule, regulation, judgment, order or administrative or court decree; and the Company has the corporate power and authority to purchase, own and hold the Common Trust Securities. The Pledge Agreement and the Purchase Contract Agreement will constitute valid and legally binding agreements of the Company enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and rights of acceleration and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

                           (j) The Preferred Trust Securities and Common Trust Securities have been duly authorized for issuance by the Trust pursuant to the Declaration and, when issued and delivered against payment therefor as provided in the Common Trust Securities Purchase Agreement between the Company and the Trust and herein, will be validly issued and (subject to the terms of the Declaration) fully paid and non-assessable undivided beneficial interests in the assets of the Trust and will conform to all statements relating thereto contained in the Prospectus. The issuance of the Preferred Trust Securities will not be subject to preemptive or other similar rights. The Preferred Trust Securities will be in the form contemplated by, and each registered holder thereof will be entitled to the benefits of, the Declaration. At the Closing Time, all of the issued and outstanding Common Trust Securities will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

                           (k) The Declaration has been duly authorized and when duly executed and delivered by the Administrative Trustees and the Company, and assuming due authorization, execution and delivery by the Property Trustee and the Delaware Trustee, will be a valid and binding obligation of the Company and the Administrative Trustees, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and rights of acceleration and
         (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

                           (l) The FELINE PRIDES (which include the Income PRIDES) have been duly authorized and when executed and delivered by the Company will constitute the valid and binding obligations of the Company, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and rights of acceleration and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability, and will conform in all material respects to the description thereof in the Prospectus. The Income PRIDES and the Shares have been duly registered under the 1934 Act and have been authorized for listing on the New York Stock Exchange, subject


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         to official notice of issuance; and the issuance of the Income PRIDES will not be subject to preemptive or other similar rights.

                           (m) The Shares to be issued and sold by the Company pursuant to the Purchase Contract Agreement has been duly authorized for issuance by the Company and, when issued and delivered in accordance with the provisions of the Purchase Contract Agreement, will be validly issued and fully paid and non-assessable; and the issuance of the Shares is not and will not be subject to preemptive or other similar rights.

                           (n) The Preferred Trust Securities Guarantee
         Agreement has been duly authorized by the Company and, when validly executed and delivered by the Company assuming due authorization, execution and delivery of the Preferred Trust Securities Guarantee Agreement by the Guarantee Trustee, the Preferred Trust Securities Guarantee Agreement will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and rights of acceleration and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

                           (o) The Indenture has been duly authorized and, upon execution and delivery of the Second Supplemental Indenture to be dated December 18, 2001 relating to the Securities by the Trustee and the Company, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as
         (i) the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and rights of acceleration and (ii) the availability of equitable remedies may be limited by equitable principles of general applicability.

                           (p) The Senior Notes have been duly authorized and, at the Closing Time, will have been validly executed and delivered by the Company to the Trust. When the Senior Notes have been issued, executed and authenticated in accordance with the provisions of the Indenture and delivered to the Trust against payment for the stated consideration therefor, they will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and rights of acceleration and
         (ii) the availability of equitable remedies may be limited by equitable principles of general applicability. At the Closing Time, the Senior Notes will conform as to legal matters to the description thereof contained in the Prospectus.

                           (q) Neither the Trust nor the Company is and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, neither the Trust nor the Company will be required to register as an "investment company," as such term is defined in the Investment Company Act of 1940, as amended;


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                           (r) An appropriate order (the "Order") of the
         Commission under the Public Utility Holding Company Act of 1935, as amended (together with the rules and regulations thereunder, "PUHCA"), necessary to permit the issuance and delivery of the Securities has been entered, and the Order is in full force and effect and has not been modified or repealed in any respect. Except for permits and authorizations required under the securities or blue sky laws and except for the Order and such other permits and authorizations as have been obtained, no consent, approval, authorization or order of any court, governmental agency or body or financial institution is required in connection with the consummation of the performance of the Offerors' obligations under this Agreement, the Securities and the other Operative Documents.

                           (s) There is no litigation or proceeding pending, or to the knowledge of the Company or the Trust threatened, which challenges the validity of the Order, the Securities or the Operative Documents or which seeks to enjoin the performance by the Company or the Trust of its obligations hereunder, and, except as described in the Prospectus, there is no litigation or governmental proceeding to which the Company or the Trust is a party or to which any of their respective property is subject or which is pending or, to the knowledge of the Company or the Trust contemplated, against the Company or the Trust that could constitute a Material Adverse Change.

                           (t) To the knowledge of the Company or the Trust, except as disclosed in the Prospectus, neither the Company nor the Trust is in violation of any law, ordinance, governmental rule or regulation or court decree to which it may be subject, which violation could constitute a Material Adverse Change.

                           (u) The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any security holder of the Company.

                           (v) Except as described in the Registration Statement and Prospectus and except as would not, singly or in the aggregate, constitute a Material Adverse Change, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
         (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation,


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         investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

                  SECTION 2. SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

                           (a) INITIAL SECURITIES. On the basis of the representations and warranties herein contained and subject to the terms and conditions set forth herein, the Offerors hereby agree to sell to each of the undersigned Underwriters, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase at the public offering price the number of Initial Securities set forth opposite the name of such Underwriter in Schedule A, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject in each case to such adjustments among the Underwriters as Merrill Lynch in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

                           (b) OPTION SECURITIES. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Offerors hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional 825,000 Income PRIDES at the public offering price. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriters to the Offerors setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Underwriters and the Offerors but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth opposite the name of such Underwriter in Schedule A bears to the total number of Initial Securities, subject in each case to such adjustments among the Underwriters as Merrill Lynch in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

                           (c) PLEDGE. The Preferred Trust Securities will be pledged with the Collateral Agent to secure the obligations of the holders to purchase Common Stock under the Purchase Contracts. Such pledge shall be effected by the transfer to the Collateral Agent of the Preferred Trust Securities at the Closing Time and appropriate Date of Delivery, if any, in accordance with the Pledge Agreement.


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                           (d) PAYMENT AND DELIVERY. Payment for the Initial
         Securities to be sold by the Offerors shall be made to the Trust against delivery to Merrill Lynch for the respective accounts of the several Underwriters of the certificates for the Initial Securities, or delivery to a securities intermediary designated by Merrill Lynch of such certificates and crediting to the securities account of Merrill Lynch at such securities intermediary for the account of the several Underwriters of security entitlements in respect of the Initial Securities, against, in either case, crediting to the securities account of the Collateral Agent of security entitlements in respect of the Preferred Trust Securities constituting a part of the Initial Securities as set forth in the Pledge Agreement, and payment to Merrill Lynch of the Underwriting Commission with respect to the Initial Securities by wire transfer in immediately available funds to an account specified by Merrill Lynch to the Company, shall be made at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, NY 10022, or at such other place as shall be agreed upon by the Underwriters and the Offerors, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 8), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Offerors (such time and date of payment and delivery being herein called the "Closing Time").

                  In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for and delivery of such Option Securities and the Underwriting Commission shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriters and the Offerors, on each Date of Delivery as specified in the notice from the Underwriters to the Offerors.

                  Payment for the Securities shall be made to the Trust by wire transfer of immediately available funds to a bank account designated by the Trust in writing not less than two full business days prior to the date of payment. It is understood that each Underwriter has authorized Merrill Lynch, for its account, to accept delivery of, receipt for and make payment of the purchase price for the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by an Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

                           (e) DENOMINATIONS; REGISTRATION. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Underwriters may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

                           (f) APPOINTMENT OF QUALIFIED INDEPENDENT UNDERWRITER. Lehman Brothers Inc. hereby agrees to render services as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rule of the National Association of Securities Dealers, Inc. with respect to the offering and sale of the Securities. Lehman Brothers, Inc. solely in its capacity as qualified independent underwriter and not otherwise, is referred to herein as the "Independent Underwriter."

                  SECTION 3. AGREEMENTS. The Offerors agree with the several Underwriters as follows:

                           (a) The Offerors have furnished or will deliver to Merrill Lynch and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits thereto). The Offerors will furnish, so long as delivery of a prospectus by an Underwriter or dealer may be required by the 1933 Act, as many copies of each preliminary prospectus and the Prospectus and any supplement thereto as the Underwriters may reasonably request.

                           (b) Prior to the termination of the offering of the Securities, the Offerors will not file any amendment to the Registration Statement or any amendment or supplement to the Prospectus unless the Offerors have furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, if filing of the Prospectus is required under Rule 424(b), the Offerors will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Offerors will promptly advise the Underwriters (1) when the Registration Statement shall have become effective, (2) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (3) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (4) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Prospectus or for any additional information, (5) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose and (6) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threat of any proceeding for such purpose. The Offerors will use their reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to use their reasonable best efforts to obtain as soon as possible the withdrawal thereof.

                           (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the 1933 Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the 1933

         Act or 1933 Act Regulations, the Company promptly will (1) notify the Underwriters of any such event, (2) prepare and file with the Commission, subject to the first sentence of paragraph (b) of this
         Section 3, an amendment or supplement that will correct such misstatement or omission or effect such compliance, and (3) supply any supplemented Prospectus to the Underwriters in such quantities as they may reasonably request.

                           (d) The Offerors will make generally available to their security holders and to the Underwriters an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act as soon as practicable.

                           (e) The Offerors will endeavor to qualify the Securities under the securities or blue sky laws of such states as the Underwriters may reasonably designate.

                           (f) During the period of ninety (90) days from the date of this Agreement, the Company will not, without the prior written consent of Merrill Lynch (A) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any FELINE PRIDES, purchase contracts, Common Stock or any similar securities or any security convertible into or exercisable or exchangeable for or repayable with FELINE PRIDES, purchase contracts, Common Stock or similar securities; or (B) directly or indirectly, enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic equivalent of ownership of FELINE PRIDES, purchase contracts, Common Stock or similar securities or any security convertible into or exercisable or exchangeable for or repayable with FELINE PRIDES, purchase contracts, Common Stock or similar securities whether any such swap or transaction is to be settled by delivery of FELINE PRIDES, purchase contracts, Common Stock or similar securities or other securities. The foregoing sentence shall not apply (i) in connection with the offering and sale of any Securities to the Underwriters pursuant to this Agreement; (ii) to any purchases, issuances or grants of options, rights or warrants under the Company's employee or director compensation and benefits plans, or used for similar employee compensation or benefit purposes; or (iii) to any purchases and issuances under the Company's direct stock purchase and dividend reinvestment plan.

                           (g) The Company agrees to pay all expenses incident to the performance of the obligations of the Offerors under this Agreement, including the costs and expenses relating to (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each preliminary prospectus, the Prospectus and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each preliminary prospectus, the Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities;

         (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the 1934 Act and the listing of the Securities on the New York Stock Exchange; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings);
         (viii) the transportation and other expenses incurred by Company representatives in connection with presentations to prospective purchasers of the Securities (but not including the transportation and other expenses of the Underwriters); (ix) the fees and expenses of the Company's accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (x) the cost and charges of the Trustee, the Purchase Contract Agent, the Collateral Agent and any other fiduciary agents and (xi) any fees payable to rating agencies in connection with the rating of the Securities. It is understood, however, that except as provided in this paragraph, Section 7 and
         Section 8 hereof, the Underwriters shall pay all of their own costs and expenses, including the fees and expenses of their counsel, any transfer taxes and any advertising expenses incurred in connection with any offers they may make.

                           (h) The Company will use its reasonable best efforts to effect the listing of the Income PRIDES and the Shares on the New York Stock Exchange.

                           (i) The Company has reserved and will keep available at all times, free of preemptive or other similar rights and liens and adverse claims, sufficient shares of Common Stock to satisfy its obligations to issue Shares upon settlement of the Purchase Contracts.

                  SECTION 4. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Initial Securities shall be subject to the accuracy of the representations and warranties on the part of the Offerors contained herein as of the date hereof and as of the Closing Time, to the accuracy of the statements of officers of the Company or any trustees of the Trust made in any certificates pursuant to the provisions hereof, to the performance by the Offerors of their obligations hereunder and to the following additional conditions:

                           (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Time:

                                    (i) There shall not have been any decrease
                           in the rating of any of the Company's debt securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change; and

                                    (ii) There shall not have been a Material
                           Adverse Change.

                           (b) The Registration Statement has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.

                           (c) At Closing Time, the Underwriters shall have received an opinion of Davis Polk & Wardwell, counsel for the Company, dated as of the Closing Time, to the effect that:

                                    (i) This Agreement has been duly authorized,
                           executed and delivered by the Company;

                                    (ii) Each of the Purchase Contract Agreement
                           and the Pledge Agreement has been duly authorized, executed and delivered by the Company and assuming such agreements have been duly authorized, executed and delivered by the other parties thereto, each such agreement constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with their terms, except as (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (b) as such enforcement may be limited by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity; PROVIDED, HOWEVER, that upon the occurrence of a termination event under the Purchase Contract, Section 365(e) of the Bankruptcy Code (11 U.S.C. Sections 101-1330, as amended) and, based on a review of the applicable case law (of which there is very little that supports--or refutes--these conclusions), Section 541 of the Bankruptcy Code, should not substantively limit the provisions of Sections 3.15 and 5.06 of the Form of Purchase Contract Agreement filed as an exhibit to the Registration Statement or Section 5.4 of the Form of Pledge Agreement filed as an exhibit to the Registration Statement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in (1) the Preferred Trust Securities, (2) the Treasury securities, (3) the applicable ownership interest of the Treasury portfolio or (4) the Senior Notes, as applicable, and, PROVIDED, FURTHER, HOWEVER, that (i) the foregoing opinion is subject to the equitable powers of the Bankruptcy Court and the Bankruptcy Court's power under Section 105(a) of the Bankruptcy Code and (ii) procedural delays could affect the timing of the exercise of such rights and remedies;

                                    (iii) The Preferred Trust Securities
                           Guarantee Agreement has been duly authorized, executed and delivered by the Company and assuming that it has been duly authorized, executed and delivered by the other parties thereto, it is a valid and binding agreement of the Company, enforceable in accordance with its terms except (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (b) as such enforcement may be limited by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity;

                                    (iv) The Remarketing Agreement has been duly
                           authorized, executed and delivered by the Company and assuming that it has been duly authorized, executed and delivered by the other parties thereto, it is a valid and binding agreement of the Company except (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (b) as such enforcement may be limited by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity and except as rights to indemnity and contribution thereunder may be limited by applicable law;

                                    (v) The Indenture has been duly authorized,
                           executed and delivered by the Company and assuming due authorization, execution and delivery thereof by the Trustee, constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms except (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (b) as such enforcement may be limited by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity;

                                    (vi) The Declaration has been duly
                           authorized by the Company, duly executed by the proper officers of the Company and delivered by the Company and assuming due authorization, execution and delivery thereof by the other parties thereto, is a valid and binding agreement of the Company enforceable in accordance with its terms except (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (b) as such enforcement may be limited by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity;

                                    (vii) The Securities to be purchased by the
                           Underwriters have been duly authorized by the Company and when duly executed and authenticated in accordance with the terms of the Purchase Contract Agreement and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement will be entitled to the benefits of the Purchase Contract Agreement and will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, PROVIDED, HOWEVER, that upon the occurrence of a termination event under the Purchase Contract, Section 365(e) of the Bankruptcy Code (11 U.S.C. Sections 101-1330, as amended) and, based on a review of the applicable case law (of which there is very little that supports-or refutes-these conclusions), Section 541 of the Bankruptcy Code, should not substantively limit the provisions of Sections 3.15 and 5.06 of the Form of Purchase Contract Agreement filed as an exhibit to the Registration Statement or Section 5.4 of the Form of Pledge Agreement filed as an exhibit to the Registration Statement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in (1) the Preferred Trust Securities, (2) the Treasury securities, (3) the applicable ownership interest of the Treasury portfolio or (4) the Senior Notes, as applicable, and, PROVIDED, FURTHER, HOWEVER, that (i) the foregoing opinion is subject to the equitable powers of the Bankruptcy Court and the Bankruptcy Court's power under Section 105(a) of the Bankruptcy Code and
                           (ii) procedural delays could affect the timing of the exercise of such rights and remedies;

                                    (viii) The Senior Notes have been duly
                           authorized by the Company and, when issued and authenticated in accordance with the terms of the Indenture and delivered to the Trust against payment therefore in accordance with the terms of the Senior Deferrable Note Purchase Agreement dated the date hereof between the Trust and the Company, will be entitled to the benefits of the Indenture and constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except (a) as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights and remedies generally and (b) as such enforcement may be limited by general principles of equity, regardless of whether enforcement is sought in a proceeding at law or in equity;

                                    (ix) The Shares to be issued and sold by the
                           Company pursuant to the settlement of the Purchase Contracts has been duly authorized and reserved for issuance by the Company and, when issued by the Company in accordance with the provisions of the Purchase Contract Agreement and the Purchase Contracts, will be validly issued, fully paid and non-assessable; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities pursuant to the Company's Certificate of Incorporation or the General Corporation Law of the State of Delaware;

                                    (x) The Declaration, the Indenture and the
                           Preferred Trust Securities Guarantee Agreement have been qualified under the 1939 Act;

                                    (xi) We have reviewed the discussion set
                           forth under the caption "United States Federal Income Tax Consequences" in the

                           Prospectus Supplement and are of the opinion that to the extent the discussion relates to conclusions of law, the discussion is accurate in all material respects;

                                    (xii) Neither the Trust nor the Company is
                           and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, neither the Trust nor the Company will be, required to register as an "investment company," as such term is defined in the Investment Company Act of 1940, as amended;

                                    (xiii) No consent, approval, authorization,
                           filing with or order of any court or governmental agency or body is required to be made or obtained by the Trust or the Company pursuant to the General Corporation Law of the State of Delaware or the laws, rules or regulations of the State of New York or of the United States of America in connection with the performance of their obligations hereunder or under the other Operative Documents, except such as have been made obtained under the 1933 Act, the 1934 Act, the 1939 Act or otherwise and such as may be required under PUHCA or under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters (about which such counsel need express no opinion) and such other approvals (specified in such opinion) as have been obtained.

         Furthermore, following the opinion paragraphs, such counsel shall state the following:

         "We have considered the statements relating to legal matters or documents included in the Prospectus Supplement under the captions "Description of the FELINE PRIDES," "Description of the Purchase Contracts," "Certain Provisions of the Purchase Contract Agreement and the Pledge Agreement," "Description of the Preferred Trust Securities," "Description of the Guarantee," "Description of the Senior Deferrable Notes," and in the Basic Prospectus under the caption "Description of the Trust Preferred Securities," "Description of the Debt Securities" and "Description of Capital Stock." In our opinion, such statements fairly summarize in all material respects such matters or documents."

         "We have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement or the Prospectus. We have generally reviewed and discussed with your representatives, and with certain officers and employees of, and counsel and independent public accountants for, the Company, the information furnished, whether or not subject to our check and verification. On the basis of such consideration, review and discussion, but without independent check or verification except as stated above, nothing has come to our attention that causes us to believe that (i) the Registration Statement or the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom and the Statements of Eligibility on Form T-1 of the Trustees, as to which we express no belief) do not comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder, (ii) the Registration Statement or the prospectus included therein (except for the financial statements and financial schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom and the Statements of Eligibility on Form T-1 of the Trustees, as to which we express no belief) at the time the Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) the Prospectus (except for the financial statements and financial schedules and other financial and statistical data included or incorporated by reference therein or omitted therefrom and the Statements of Eligibility on Form T-1 of the Trustees, as to which we express no belief) as of its date or as of the date hereof contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading."

         In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the General Corporation Law of the State of Delaware or the State of New York or the Federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel reasonably satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Trust and the Company and public officials. In addition, such counsel does not express an opinion as to the implications of this Agreement or any other transaction document under any federal, state or local laws or regulations related to electric utilities or power generation, transmission or distribution. References to the Prospectus in this paragraph (c) unless otherwise indicated include any supplements thereto at the Closing Time.

                           (d) At Closing Time, the Underwriters shall have received an opinion of Bradley C. Arnett, Esq., Senior Counsel of the Company, dated as of Closing Time, to the effect that:

                                    (i) The Company is a corporation duly
                           incorporated, validly existing and in good standing under the laws of the State of Delaware and has due corporate and governmental authority to carry on the businesses in which it is engaged and to own and operate the properties in use in such businesses;

                                    (ii) Each of The Cincinnati Gas & Electric
                           Company and PSI Energy, Inc., each a wholly-owned subsidiary of the Company, and any other significant subsidiary of the Company (as such term is defined in Rule 1-02 of Regulation S-X) is a corporation duly incorporated and existing in good standing under the laws of its jurisdiction of incorporation and, except as may be limited by state and federal environmental laws and regulations, has due corporate and governmental authority to carry on the businesses in which it is engaged and to own and operate the properties in use in such businesses;

                                    (iii) The Company and its subsidiaries
                           listed in (ii) above are each duly qualified to transact business and are in good standing in the jurisdictions in which the conduct of their respective businesses or the ownership or leasing of their respective properties requires such qualification;

                                    (iv) An appropriate order of the Commission
                           under PUHCA is in effect on the Closing Time and no further approval, authorization, consent or order of any other commission or other governmental authority (other than under state securities or blue sky laws, as to which such counsel is not called upon to express an opinion) is required for the issuance and sale of the Securities;

                                    (v) Such counsel does not know of any
                           contract required to be filed as an exhibit to the Registration Statement, or incorporated therein by reference, which has not been so filed or incorporated by reference;

                                    (vi) To the knowledge of such counsel, no
                           holders of securities of the Company have rights to require the registration of such securities under the Registration Statement that have not been waived with respect to the offering of the Securities.

                           (e) At Closing Time, the Underwriters shall have received an opinion of Richards, Layton & Finger, Counsel for the Trust, dated as of Closing Time, in form and substance satisfactory to counsel for the Underwriters to the effect that:

                                    (i) The Trust has been duly created and is
                           validly existing and in good standing as a business trust under the Delaware Act, and all filing required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.

                                    (ii) Under the Delaware Act and the
                           Declaration, the Trust has the trust power and authority to own property and conduct its business, all as described in the Prospectus.

                                    (iii) Under the Delaware Act and the
                           Declaration, the Trust has the trust power and authority to (a) execute and deliver, and to perform its obligations under, this Agreement and (b) issue and perform its obligations under the Preferred Trust Securities.

                                    (iv) Under the Delaware Act and the
                           Declaration, the execution and delivery by the Trust of this Agreement, and the performance by the Trust of its obligations hereunder, have been duly authorized by all necessary trust action on the part of the Trust.

                                    (v) The Preferred Trust Securities have been
                           duly authorized by the Declaration and, when issued, executed, authenticated and delivered in accordance with the terms of the Declaration against payment therefor as set forth in this Agreement, will be duly and validly issued and, subject to the limitations set forth in this paragraph (vi) below, fully paid and non-assessable undivided beneficial interests in the assets of the Trust, entitled to the benefits of the Declaration, subject to the terms of the Declaration. Each Preferred Trust Security holder, in such capacity, will be entitled to the same limitation of personal liability as that extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, provided, however, that such counsel need express no opinion with respect to the liability of any Preferred Trust Security holder who is, was, or may become, a named trustee of the Trust. Such counsel may note, however, that the Preferred Trust Security holders may be obligated, pursuant to the Declaration, to (a) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from transfers or exchanges of Preferred Trust Securities Certificates and the issuance of Preferred Trust Securities Certificates and (b) provide security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and remedies under the Declaration.

                                    (vi) Under the Delaware Act and the
                           Declaration, the issuance of the Preferred Trust Securities is not subject to preemptive or other similar rights.

                                    (vii) The issuance and sale by the Trust of
                           the Preferred Trust Securities, the purchase by the Trust of the Senior Notes, the execution, delivery and performance by the Trust of this Agreement, the consummation by the Trust of the transactions contemplated by this Agreement and the compliance by the Trust with its obligations hereunder do not violate (a) any of the provisions of the Certificate or the Declaration or (b) any applicable Delaware law or Delaware administrative regulation.

                                    (viii) No filing or registration with, or
                           authorization, approval, consent, license, order, qualification or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely in connection with the issuance and sale of the Preferred Trust Securities, the purchase by the Trust of the Senior Notes, the execution, delivery and performance by the Trust of this Agreement, the consummation by the Trust of the transactions contemplated in this Agreement or the compliance by the Trust with its obligations hereunder.

                                    (ix) The Preferred Trust Security holders
                           (other than those Preferred Trust Security holders who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

                           (f) At Closing Time, the Underwriters shall have received the opinion, dated as of Closing Time, of Emmet, Marvin & Martin LLP, counsel to The Bank of New York, as Property Trustee, Guarantee Trustee and Purchase Contract Agent, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                                    (i) The Bank of New York is a New York
                           banking corporation duly organized, validly existing and in good standing under the laws of the New York with all necessary corporate power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, the Declaration, the Preferred Securities Guarantee, the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement;

                                    (ii) The execution, delivery and performance
                           by The Bank of New York in its capacity as Property Trustee, of the Declaration, and the execution, delivery and performance by The Bank of New York in its capacity as Guarantee Trustee, of the Preferred Trust Securities Guarantee Agreement have been duly authorized by all necessary corporate action on the part of The Bank of New York. The Declaration and the Preferred Trust Securities Guarantee Agreement have been duly executed and delivered by The Bank of New York, in its capacity as Property Trustee, in the case of the Declaration, and by The Bank of New York, in its capacity as Guarantee Trustee, in the case of the Preferred Securities Guarantee, and the Declaration and the Preferred Trust Securities Guarantee Agreement constitute the legal, valid and binding obligations of The Bank of New York, enforceable against The Bank of New York in accordance with their terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                                    (iii) The execution, delivery and
                           performance by the Purchase Contract Agent of the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement, and the authentication and delivery of the Securities have been duly authorized by all necessary action on the part of the Purchase Contract Agent. The Purchase Contract Agreement, the Pledge Agreement and the Indenture have been duly executed and delivered by the Purchase Contract Agent, and constitute the legal, valid and binding obligations of the Purchase Contract Agent, enforceable against the Purchase Contract Agent in accordance with their respective terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                                    (iv) The execution, delivery and performance
                           by The Bank of New York, in its capacity as Property Trustee, of the Declaration, the execution, delivery and performance by The Bank of New York, in its capacity as Guarantee Trustee, of the Preferred Securities Guarantee, and the execution, delivery and performance by The Bank of New York, in its capacity as Purchase Contract Agent of the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement, do not conflict with, or constitute a breach of, The Bank of New York's charter or bylaws; and

                                    (v) No consent, approval or authorization
                           of, or registration with or notice to, any federal banking authority is required for the execution, delivery or performance by The Bank of New York, in its capacity as Property Trustee, of the Declaration, or by The Bank of New York, in its capacity as Guarantee Trustee, of the Preferred Trust Securities Guarantee Agreement by The Bank of New York, in its capacity as Purchase Contract Agent, of the Purchase Contract Agreement, the Pledge Agreement and the Remarketing Agreement.

                           (g) At Closing Time, the Underwriters shall have received the opinion, dated as of Closing Time, of Richards, Layton & Finger, counsel to The Bank of New York (Delaware) as Delaware Trustee, to the effect that:

                                    (i) The Bank of New York (Delaware) is a
                           Delaware corporation, duly organized, validly existing and in good standing, with full corporate power and authority to execute and deliver, and to carry out and perform its obligations under the terms of, the Declaration;

                                    (ii) The execution, delivery and performance
                           by The Bank of New York (Delaware) in its capacity as Delaware Trustee, of the Declaration have been duly authorized by all necessary corporate action on the part of The Bank of New York (Delaware). The Declaration has been duly executed and delivered by The Bank of New York (Delaware), in its capacity as Delaware Trustee, and the Declaration constitutes a legal, valid and binding obligation of The Bank of New York (Delaware), enforceable against The Bank of New York (Delaware) in accordance with its terms, except as (A) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                                    (iii) The execution, delivery and
                           performance by The Bank of New York (Delaware), in its capacity as Delaware Trustee, of the Declaration do not conflict with, or constitute a breach of, The Bank of New York's (Delaware) charter or bylaws; and

                                    (iv) No consent, approval or authorization
                           of, or registration with or notice to, any federal banking authority is required for the execution, delivery or performance by The Bank of New York (Delaware), in its capacity as Delaware Trustee, of the Declaration.

                           (h) An opinion of Shearman & Sterling, counsel for the Underwriters, dated as of the Closing Time, containing such opinion or opinions, dated the Closing Time, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplement thereto), the Operative Documents and other related matters as the Underwriters may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                           (i) The Underwriters shall have received a certificate of the Company, signed by an executive officer of the Company, dated as of Closing Time, to the effect that:

                                    (i) The representations and warranties in
                           Section 1 hereof are true and correct on and as of the Closing Time with the same effect as if made on the Closing Time and the Company and the Trust, as applicable, have complied with all agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Time;

                                    (ii) No stop order suspending the
                           effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                                    (iii) Since the date of the most recent
                           financial statements included or incorporated by reference in the Prospectus, there has not been a Material Adverse Change.

                           (j) The Underwriters shall have received from Arthur Andersen LLP a letter dated the Closing Time, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

                           (k) At the date of this Agreement, the Income PRIDES and the Shares shall have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange, and satisfactory evidence of such actions shall have been provided to the Underwriters.

                           (l) In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Offerors contained herein and the statements in any certificate furnished by the Company or the Trust hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriters shall have received:

                                    (i) A certificate, dated such Date of
                           Delivery, signed by an executive officer of the Company confirming that the certificate delivered at Closing Time pursuant to Section 4(i) hereof remains true and correct as of such Date of Delivery.

                                    (ii) The opinion of Davis Polk & Wardwell,
                           counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 4(c) hereof.

                                    (iii) The opinion of Bradley C. Arnett,
                           Esq., Senior Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 4(d) hereof.

                                    (iv) The opinion of Richards, Layton &
                           Finger, counsel for the Trust, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 4(e) hereof.

                                    (v) The opinion of Emmet, Marvin & Martin
                           LLP, counsel for The Bank of New York, as Property Trustee, Guarantee Trustee and Purchase Contract Agent, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery and otherwise to the same effect as the opinion required by Section 4(f).

                                    (vi) The opinion of Richards, Layton and
                           Finger, counsel for The Bank of New York (Delaware) as Delaware Trustee, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery and otherwise to the same effect as the opinion required by Section 4(g).

                                    (vii) The opinion of Shearman & Sterling,
                           counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 4(h) hereof.

                                    (viii) A letter from Arthur Andersen LLP, in
                           form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to Section 4(j) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

                           (m) If any of the conditions specified in this
         Section 4 shall not have been fulfilled in all material respects when and as provided in this Agreement, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Time by the Underwriters. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

                  SECTION 5. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Offerors to comply with the terms or to fulfill any of the conditions of this Agreement, the Offerors will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally through Merrill Lynch, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

                  SECTION 6. INDEMNIFICATION AND CONTRIBUTION.

                           (a) The Offerors, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act from and against (i) any and all losses, claims, damages, liabilities and expenses whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Offerors shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any and all losses, claims, damages, liabilities and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, provided that any such settlement is effected with the written consent of the Offerors, and (iii) any and all expenses whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing and defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under the preceding clauses
         (i) or (ii); provided, however, that this indemnity shall not apply to any such losses, claims, damages liabilities or expenses arising out of any such untrue statement or omission or alleged untrue statement or omission that is based upon information furnished to the Offerors in writing by any Underwriter through Merrill Lynch expressly for use therein; provided further, however, that this indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities, expenses or judgments purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages, liabilities, expenses or judgments.

                           (b) In addition to and without limitation of the Company's obligation to indemnify Lehman Brothers Inc. as an Underwriter, the Company also agrees to indemnify and hold harmless the Independent Underwriter and each person, if any, who controls the Independent Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, from and against any and all loss, liability, claim, damage and expense whatsoever, as incurred, incurred as a result of the Independent Underwriter's participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. in connection with the offering of the Securities, except if and to the extent that it has been judicially determined that such losses, claims, damages and expense resulted directly from the Independent Underwriter's willful misconduct.

                           (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors and its officers who sign the Registration Statement, the Trust, each of the Trustees who signed the Registration Statement and each person, if any, who controls the Company or the Trust within the meaning of either
         Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Company and the Trust to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Offerors in writing by such Underwriter through Merrill Lynch expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

                           (d) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to paragraph (a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to paragraph (b) above, counsel to the indemnified parties shall be selected by the Offerors. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

                           (e) To the extent the indemnification provided for in paragraph (a) or (b) of this Section 6 is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Offerors on the one hand and the Underwriters on the other hand from the offering of the Securities or
         (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Offerors on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Offerors on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Offerors and the total underwriting commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Securities. The relative fault of the Offerors on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Offerors or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective stated amount of the Securities they have purchased hereunder, and not joint. The Company and the Underwriters agree that Lehman Brothers Inc. will not receive any additional benefits hereunder for serving as the Independent Underwriter in connection with the offering and sale of the Securities.

                           (f) The Offerors and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) of this Section 6. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                           (g) The indemnity and contribution provisions contained in this Section 6 and the representations, warranties and other statements of the Offerors contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its officers or directors, the Trust, its Trustees or any person controlling the Company or the Trust and (iii) acceptance of any payment for any of the Securities.

                  SECTION 7. DEFAULT BY AN UNDERWRITER. If any one or more of the Underwriters shall fail or refuse to purchase the Securities which it or they have agreed to purchase hereunder, and the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the total number of Securities, the other Underwriters shall be obligated severally in the proportions which the Securities set forth opposite their names in Section 2(a) hereof bears to the Securities so set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase; provided that in no event shall the Securities which any Underwriter has agreed to purchase pursuant to Section 2(a) hereof be increased pursuant to this Section 7 by an amount in excess of one-ninth of such Securities without the written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase Securities and the total number of Securities with respect to which such default occurs is more than one-tenth of the total number of Securities and arrangements satisfactory to you and the Offerors for the purchase of such Securities are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or of the Offerors. In any such case which does not result in such a termination, either you or the Offerors shall have the right to postpone the Closing Time, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  SECTION 8. TERMINATION. The Underwriters may terminate this Agreement, by notice to the Offerors, at any time at or prior to Closing Time
(i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change, or any development involving a prospective material adverse change, in the financial condition or in the earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or a material disruption has occurred in commercial banking or settlement or clearance services in the United States or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

                  SECTION 9. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to Merrill Lynch, will be mailed, delivered or telefaxed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Attention: Parker Weil, Managing Director (fax no.: (212) 449-8636) and confirmed to Merrill Lynch, Pierce, Fenner & Smith Incorporated, at 4 World Financial Center, North Tower, New York, New York, 10080 or, if sent to the Company or the Trust, will be mailed, delivered or telefaxed to Wendy Aumiller, (fax no.: (513) 287-2749) and confirmed to it at Cinergy Corp., 139 East Fourth Street, Cincinnati, OH 45202, Attention: Acting Treasurer.

                  SECTION 10. APPLICABLE LAW. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

                  SECTION 11. COUNTERPARTS. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

                  If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Trust and the several Underwriters.


                                                   Very truly yours,

                                                   CINERGY CORP.

                                                   By:  _______________________
                                                   Name:
                                                   Title:

                                                   CC FUNDING TRUST I
                                                   By Cinergy Corp., as sponsor

                                                   By:  _______________________
                                                   Name:
                                                   Title:
The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
BANC OF AMERICA SECURITIES LLC
GOLDMAN, SACHS & CO.
J.P. MORGAN SECURITIES INC.
LEHMAN BROTHERS INC.


By: Merrill Lynch, Pierce, Fenner & Smith
                Incorporated


By:  _________________________________
           Authorized Signatory


For themselves and the other
several Underwriters named above.

                                   SCHEDULE A

                                                                   Number of
                  Name of Underwriter                         Initial Securities
                  -------------------                         ------------------

Merrill Lynch, Pierce, Fenner & Smith
                     Incorporated......................            3,850,000
Banc of America Securities LLC.........................             495,000
Goldman, Sachs & Co. ..................................             385,000
J.P. Morgan Securities Inc. ...........................             385,000
Lehman Brothers Inc. ..................................             385,000

Total                                                              5,500,000


                                       A-1